UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2008

Deluxe Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N., Shoreview, Minnesota		55126
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-483-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 3, 2008, we announced the planned closing of our Greensboro, North Carolina and North Wales, Pennsylvania manufacturing facilities and our Thorofare, New Jersey manufacturing facility and call center. In addition, we identified further opportunities to streamline portions of our business unit support and corporate shared services functions. These actions are the result of the previously announced review of our cost structure in response to the impact a weakened U.S. economy continues to have on our business. The North Wales and Thorofare closures are expected to be completed in the first quarter of 2009, while the Greensboro facility will play a transitional role and is expected to close later in 2009. The other employee reductions are expected to be completed by the end of the third quarter of 2009.

Total charges related to these actions are estimated to be $22 million. We expect that $20 million will be recorded in the third quarter of 2008, with the remaining $2 million recorded in the fourth quarter of 2008. The charges are comprised of approximately $16 million of severance benefits and $6 million of other associated costs such as reserves for inventory and supplies, facility closure and transition costs, and the acceleration of expense for employee share-based compensation awards. Of the estimated $22 million charge, $18 million will result in future cash expenditures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2008, it was announced that Luanne Widener, Senior Vice President and a named executive officer in our most recent proxy statement, has decided to retire from the company later this year. The expected date of Ms. Widener’s retirement is October 31, 2008.

Item 7.01 Regulation FD Disclosure.

Furnished as Exhibit 99.1 is a press release of Deluxe Corporation dated September 3, 2008, addressing the matters referenced in Item 2.05 of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Deluxe Corporation dated September 3, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deluxe Corporation

September 5, 2008	By:	Terry D. Peterson

Name: Terry D. Peterson
Title: Vice President, Investor Relations and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Deluxe Corporation dated September 3, 2008